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                                                                   Exhibit 4


                                                              EXECUTION COPY


                  The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise disposed of unless (i) there is an effective registration statement under the Act and such laws covering such securities or (ii) such sale, transfer, assignment, offer, pledge or other disposition is exempt from the registration and prospectus delivery requirements of the Act and such laws.

                            FALCON PRODUCTS, INC.

                           STOCK PURCHASE WARRANT
                           ----------------------

Date of Issuance:  June 15, 2004                          Certificate No. W-1

                  THIS CERTIFIES THAT, for value received, OCM Principal Opportunities Fund II, L.P., a Delaware limited partnership, or its registered assign (the "Registered Holder") is entitled to subscribe for and
                        -----------------
purchase from Falcon Products, Inc., a Delaware corporation (the "Company"),
                                                                  -------
an aggregate of 1,841,715 fully paid and nonassessable shares of Common Stock, par value $0.02 per share, of the Company, at a price per share of $0.02 (subject to adjustment from time to time hereunder and, as so adjusted, the "Exercise Price"), on the terms specified below. This Warrant
               --------------
is issued by the Company pursuant to the Amended and Restated Loan and Security Agreement, dated as of January 15, 2004 (as the same has been and may be amended, restated or modified from time to time, the "Loan
                                                             ----
Agreement"), among Fleet Capital Corporation, a Rhode Island corporation,
---------
individually as a Lender and as Agent for itself and any other financial institution which is or becomes a party thereto (each such financial institution, including Fleet, individually, a "Lender"), the Lenders
                                               ------
(including OCM Principal Opportunities Fund II, L.P.) and each of the Company, Shelby Williams Industries, Inc., a Delaware corporation, and Sellers & Josephson Inc., a New Jersey corporation. Certain capitalized terms used herein are defined in Section 5 hereof. The amount of securities
                                 ---------
obtainable pursuant to the rights granted hereunder is subject to adjustment pursuant to the provisions contained in this Warrant (as so adjusted, the "Warrant Share Number").
 --------------------

                  This Warrant is subject to the following provisions:

                  Section 1. Exercise of Warrant.
                             -------------------

                  1A. Exercise Period. The Registered Holder may exercise,
                      ---------------
in whole or in part, the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance to and including the tenth anniversary thereof (the "Exercise Period"). The Closing Date under
                                ---------------
the Loan Agreement shall be deemed the "Date of Issuance" of this Warrant,
                                        ----------------
regardless of the number of times new certificates representing the unexpired and unexercised


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rights formerly represented by this Warrant shall be issued. The Company shall give the Registered Holder written notice of the expiration of the rights hereunder at least 30 days but not more than 90 days prior to the end of the Exercise Period.

                  1B. Exercise Procedure.
                      ------------------

                  (i) This Warrant shall be deemed to have been exercised when there shall have been delivered to the office of the Company, 9387 Dielman Industrial Drive, St. Louis, MO 63132, all of the following items (the "Exercise Time"):
      -------------

                  (a) a completed Exercise Agreement, as described in
         Section 1C below, executed by the Person exercising all or part of
         ----------
         the purchase rights represented by this Warrant (the "Purchaser");
                                                               ---------

                  (b) this Warrant;

                  (c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in
         Exhibit II hereto evidencing the assignment of this Warrant to the
         ----------
         Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 8 hereof; and

                  (d) either (1) a check payable to the Company in an amount equal to the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise (the "Aggregate
                                                               ---------
         Exercise Price"), (2) the surrender to the Company of debt or
         --------------
         equity securities, or other obligations, of the Company or any of its wholly-owned Subsidiaries in a principal amount (or principal amount plus accrued and unpaid interest or yield), or having liquidation preference to Common Stock or a Market Price, equal to the Aggregate Exercise Price of the number of shares of Common Stock being purchased upon such exercise, or (3) a written notice to the Company that the Purchaser is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon such exercise of the Warrant which when multiplied by the Market Price of the Common Stock is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).

                  (ii) Certificates for shares of Common Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within five business days after the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

                  (iii) The Common Stock issuable upon the exercise of this Warrant shall be issued to the Purchaser at the Exercise Time, and the Purchaser shall become the record holder of such Common Stock at the Exercise Time.

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                  (iv) The issuance of certificates for shares of Common
Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock. Each share of Common Stock issuable upon exercise of this Warrant shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof or otherwise. The Company shall from time to time take all such action as may be necessary to ensure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

                  (v) The Company shall not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

                  (vi) The Company shall assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

                  (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering or the sale of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or sale of the Company, in which case such exercise shall not be deemed to be effective until, and the Effective Time shall be deemed to occur upon, the consummation of such transaction.

                  (viii) The Company has reserved and shall at all times continue to reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirement of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrants. For so long as any Warrant is outstanding, the Company shall not effect a combination or "reverse split" of shares of Common Stock, without the prior written consent of the Majority Holders, which consent shall not be withheld unreasonably.

                  1C. Exercise Agreement. Upon any exercise of this Warrant,
                      ------------------
the Exercise Agreement shall be substantially in the form set forth in
Exhibit I hereto, except that if the shares of Common Stock are not to be
---------
issued in the name of the Person in whose name this Warrant is

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registered, the Exercise Agreement shall also state the name of the Person to whom such shares of Common Stock, and the certificates representing such shares, are to be issued, and if the number of shares of Common Stock to be issued does not include all the shares of Common Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

                  Section 2. Adjustment of Exercise Price and Number of
                             ------------------------------------------
Shares. In order to prevent dilution of the rights granted under this
------
Warrant, the Exercise Price, and the number of shares of Common Stock obtainable upon exercise of this Warrant, shall be subject to adjustment from time to time as provided in this Section 2.

                  2A. Reclassification. If the Company, at any time or from
                      ----------------
time to time while this Warrant is outstanding and unexpired, shall reclassify or otherwise change the securities issuable upon exercise of this Warrant (other than as a result of a subdivision or combination, stock dividend, or reorganization, merger, consolidation or sale of assets, each as provided for below), the Company shall, as a condition precedent to such transaction, execute a new Warrant providing that the Registered Holder shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock or other securities, money or property receivable upon such reclassification or change which such Registered Holder would have received for one share of Common Stock had such Registered Holder exercised this Warrant in full immediately prior to such reclassification or change. Such new Warrant shall contain terms no less favorable to the holder thereof than the terms hereof, including by providing for adjustments which are as nearly equivalent as practicable to the adjustments provided for in this Section 2. The provisions of this Section 2A shall similarly apply to successive reclassifications or changes.

                  2B. Subdivisions or Combination of Common Stock. If the
                      -------------------------------------------
Company at any time shall subdivide (whether by stock split, stock dividend or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately increased and the Exercise Price shall be proportionately decreased. If the Company at any time shall combine (whether by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately decreased and the Exercise Price shall be proportionately increased.

                  2C. Reorganizations, Mergers, Consolidations or Sale of
                      ---------------------------------------------------
Assets. If at any time or from time to time while this Warrant is
------
outstanding and unexpired there shall be a capital reorganization of the Company's Common Stock (other than a combination, subdivision or reclassification of shares provided for elsewhere in this Warrant) or merger or consolidation of the Company with or into another entity, or the sale of all or substantially all of the Company's assets to another corporation then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Registered Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the Exercise Period and upon payment of the Exercise

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Price then in effect, the number and type of shares of stock, other securities or property to which a holder of the Common Stock issuable upon exercise of this Warrant would have been entitled in such reorganization, merger, consolidation or sale if this Warrant had been exercised immediately before that reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Registered Holder after such reorganization, merger, consolidation or sale so that the provisions of this Warrant (including adjustment of the Exercise Price and Warrant Share Number) shall be applicable in relation to any shares or other property deliverable after such event upon exercise of this Warrant. This provision shall apply to any successive reorganization, merger, consolidation or sale.

                  2D. Stock Dividends. If the Company at any time or from
                      ---------------
time to time while this Warrant is outstanding and unexpired shall pay a dividend with respect to its Common Stock payable in, or make any other distribution of, shares of Common Stock (except any distribution specifically provided for above), then from and after the record date fixed for the determination of stockholders entitled to receive such dividend or distribution, the Exercise Price shall be proportionately decreased and the Warrant Share Number shall be proportionately increased.

                  2E. Other Dividends. If the Company at any time and from
                      ---------------
time to time while this Warrant is outstanding and unexpired shall pay a dividend with respect to its Common Stock other than in the form of Common Stock, then from and after the record date fixed for the determination of stockholders entitled to receive such dividend or distribution, adequate provision shall be made so that the Registered Holder shall receive a pro rata share of such dividend, as and when it is paid to holders of Common Stock, based upon the maximum number of shares of Common Stock issuable to such Registered Holder under this Warrant at such time.

                  2F. Increase in Warrant Share Number in Connection with
                      ---------------------------------------------------
Certain Issuances of Common Stock.
---------------------------------

                  (i) If, at any time and from time to time while this Warrant is outstanding and unexpired, the Company issues or sells, or in accordance with Section 2F(ii) is deemed to have issued or sold, any share of Common Stock, other than Excluded Issuances, for a consideration per share less than the Market Price in effect immediately prior to such issue or sale, then immediately upon such issue or sale the Warrant Share Number shall increase to that number equal to the amount determined by multiplying the Warrant Share Number as in effect immediately prior to such issue or sale (or deemed issue or sale, as applicable) by a fraction, (x) the denominator of which is the sum of (1) the product derived by multiplying the Market Price in effect immediately prior to such issue or sale by the number of shares of Common Stock outstanding immediately prior to such issue or sale (or deemed issue or sale), plus (2) the consideration, if any, received by the Company upon such issue or sale (or deemed issue or sale), and (y) the numerator of which is the product of (1) the Market Price in effect immediately prior to such issue or sale, multiplied by (2) the number of shares of Common Stock outstanding immediately after such issue or sale.

                  (ii) For purposes of determining the adjusted Warrant Share Number under Section 2F(i), the following shall be applicable:

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                  (a) Issuance of Rights or Options. If the Company in any
                      -----------------------------
         manner grants or sells any Options and the lowest price per share for which any one share of Common Stock is issuable upon the exercise of any such Option, or upon conversion or exchange of any Convertible Security issuable upon exercise of such Option, is less than the Market Price in effect immediately prior to the time of the granting or sale of such Option, then such share of Common Stock shall be deemed to have been issued and sold by the Company at such time for such price per share. For purposes of this paragraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion or exchange of any Convertible Security issuable upon exercise of such Option. No further increase in the Warrant Share Number shall be made upon the actual issue of such Common Stock or of such Convertible Security upon the exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Security (to the extent that such Common Stock was previously deemed issued pursuant to this section and the Warrant Share Number was previously increased on account of such deemed issuance).

                  (b) Issuance of Convertible Securities. If the Company in
                      ----------------------------------
         any manner issues or sells any Convertible Security and the lowest price per share for which any one share of Common Stock is issuable upon conversion or exchange thereof is less than the Market Price in effect immediately prior to the time of such issue or sale, then such share or shares of Common Stock shall be deemed to have been issued and sold by the Company at such time for such price per share. For the purposes of this paragraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance of the Convertible Security and upon the conversion or exchange of such Convertible Security. No further increase in the Warrant Share Number shall be made upon the actual issue of such Common Stock upon conversion or exchange of any Convertible Security (to the extent that such Common Stock was previously deemed issued pursuant to this section and the Warrant Share Number was previously increased on account of such deemed issuance), and if any such issue or sale of such Convertible Security is made upon exercise of any Options for which increases in the Warrant Share Number had been or are to be made pursuant to other provisions of this Section 2, no further adjustment of the Warrant Share Number shall be made by reason of such issue or sale.

                  (c) Change in Option Price or Conversion Rate. If the
                      -----------------------------------------
         purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock is reduced at any time, the Warrant Share Number in effect at the time of such change shall be increased immediately to the Warrant Share Number which would have been in effect at such time (had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case

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         may be, at the time initially granted, issued or sold. For purposes of this Section 2F, if the terms of any Option or Convertible Security which was outstanding as of the Date of Issuance are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.

                  (d) Treatment of Expired Options and Unexercised
                      --------------------------------------------
         Convertible Securities. Upon the expiration or termination (without
         ----------------------
         exercise) of any Option or right to convert or exchange any Convertible Securities issued after the Date of Issuance, the Warrant Share Number then in effect shall be reduced immediately to the Warrant Share Number which would have been in effect with respect to this Warrant at the time of such expiration or termination (determined excluding any rights hereunder which were previously exercised) had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                  (e) Calculation of Consideration Received. If any Common
                      -------------------------------------
         Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities shall be determined jointly by the Company and the Majority Holders. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Majority Holders. The determination of such appraiser shall be final and binding on the Company and the Registered Holder, and the fees and expenses of such appraiser shall be paid by the Company.

                  (f) Integrated Transactions. In case any Option is issued
                      -----------------------
         in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued without consideration.

                  (g) Excluded Issuances. For purposes of the foregoing,
                      ------------------
         "Excluded Issuances" means (i) issuances after the Date of Issuance
          ------------------
         aggregating not more than 3,074,163 shares of Common Stock (as appropriately adjusted hereafter for stock splits, stock dividends, combinations of shares and similar recapitalizations) issued pursuant to Options or Convertible Securities outstanding as of the Date of Issuance, (ii) issuances after the Date

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         of Issuance aggregating not more than 949,000 shares of Common
         Stock (as appropriately adjusted hereafter for stock splits, stock dividends, combinations of shares and similar recapitalizations) to employees of the Company pursuant to an incentive plan authorized by the board of directors of the Company, and (iii) issuances or sales, and transactions deemed to be issuances or sales pursuant to
         Section 2F(ii), of shares of Common Stock for which an increase in the Warrant Share Number is made pursuant to Section 2H hereof in connection with the Required Issuance.

                  2G. Adjustment of Exercise Price. Upon each adjustment in
                      ----------------------------
the Warrant Share Number pursuant to Section 2F, the Exercise Price shall be changed to the product obtained by multiplying the Exercise Price in effect immediately prior to such adjustment in Warrant Share Number by a fraction,
(i) the numerator of which shall be the Warrant Share Number immediately prior to such adjustment and (ii) the denominator of which shall be the Warrant Share Number immediately after such adjustment; provided that,
                                                        --------
without limiting the Company's obligations pursuant to Section 1B(iv) above, in no event shall the Exercise Price at any time be less than the par value per share of one share of Common Stock.

                  2H. Increase in Warrant Share Number in connection with
                      ---------------------------------------------------
Required Issuance.
-----------------

                  (i) Pursuant to the Loan Agreement, the Company has agreed that, on or after the Date of Issuance and prior to September 30, 2004, it shall obtain at least $2,500,000 in net cash proceeds from one or more sales of Junior Securities (as defined in the Loan Agreement) (the "Required
                                                              --------
Issuance"). Upon consummation from time to time of any issuance or sale of
--------
shares of Common Stock, or any transaction deemed to be an issuance or sale of shares of Common Stock under Section 2F(ii), in connection with the Required Issuance, the Warrant Share Number shall automatically increase by an amount equal to the product of (A) the maximum number of shares of Common Stock so issued or deemed to be so issued, multiplied by (B) 0.1765 (i.e., 15/85). Each increase pursuant to this Section 2H in the Warrant Share Number shall be deemed for all purposes of this Warrant to be effective as of the Date of Issuance.

                  (ii) Except for any issuance or sale described in clause
(i) or clause (ii) of the definition of "Excluded Issuances" and except for the issuance of this Warrant, for purposes of applying this Section 2H, each issuance or sale of shares of Common Stock on or after the Date of Issuance, and each other transaction on or after the Date of Issuance deemed to be an issuance or sale of shares of Common Stock under Section 2F(ii), shall be deemed to be in connection with the Required Issuance, except to the extent expressly excluded therefrom under Section 2H(iii) below.

                  (iii) Any issuance or sale of shares of Common Stock consummated after the Date of Issuance and after such time as the Company shall have received net cash proceeds of $2,500,000 from the sale of Junior Securities (as defined in the Loan Agreement) (other than any issuance or sale arising from or related to any transaction occurring at or prior to such time) shall be deemed excluded from, and thus not in connection with, the Required Issuance.

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

                  2I. Other Dilutive Events. The Board of Directors shall
                      ---------------------
make such additional increases in the Warrant Share Number as is necessary or appropriate to effectuate the essential intent and principles established in Sections 2A through 2H above so as to preserve the purchase rights represented by each Warrant.

                  Section 3. Notices. Whenever the number of shares of
                             -------
Common Stock purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 2 hereof, the Company shall provide written notice in accordance with Section 11 hereof, to the Registered Holder setting forth in reasonable detail the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of shares of Common Stock which may be purchased and the Exercise Price therefor after giving effect to such adjustment.

                  Section 4. Treasury Shares. The number of shares of Common
                             ---------------
Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                  Section 5. Definitions. The following terms have meanings
                             -----------
set forth below:

                  "Convertible Securities" means any stock or securities
                   ----------------------
(directly or indirectly) convertible into or exchangeable for Common Stock.

                  "Majority Holders" at any time means the holder(s) of
                   ----------------
Warrants then outstanding and exercisable to acquire that number of shares of Common Stock representing a majority of the shares of Common Stock then issuable upon exercise of all Warrants then outstanding.

                  "Market Price" as to any security as of any day means the
                   ------------
average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, for each of the immediately preceding 20 business days (and for any such business day on which there have been no sales on any such exchange, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day or, if on any such business day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such business day, or, if on any such business day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such business day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization). At any time such security is listed on any domestic securities exchange, the term "business days" as used in this definition means business days on which such exchange is open for trading. At any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the Majority Holders; provided that if such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Majority Holders. The determination of such appraiser shall be final and binding on the Company and the

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

Registered Holders of the Warrants, and the fees and expenses of such appraiser shall be paid by the Company.

                  "Options" means any rights or options to subscribe for or
                   -------
purchase Common Stock or Convertible Securities, other than any right or option otherwise exempted with the approval of the Registered Holder.

                  "Person" means an individual, a partnership, a joint
                   ------
venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

                  Other capitalized terms used in this Warrant but not defined herein shall have the meanings set forth in the Loan Agreement.

                  Section 6. No Voting Rights; Limitations of Liability.
                             ------------------------------------------
This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company until the Warrant shall have been exercised and the Common Stock purchasable upon the exercise hereof shall have become deliverable, as provided herein. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.

                  Section 7. Restrictive Legend. The shares issuable upon
                             ------------------
exercise of this Warrant (unless registered under the Securities Act of 1933) shall be stamped or imprinted with a legend in substantially the following form:

                  "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise disposed of unless (i) there is an effective registration statement under the Act and such laws covering such securities or (ii) such sale, transfer, assignment, offer, pledge or other disposition is exempt from the registration and prospectus delivery requirements of the Act and such laws."

The Registered Holder acknowledges and agrees to comply with the restrictions applicable to this Warrant set forth in the legend imprinted hereon, as well as those applicable to any shares issued upon the exercise of this Warrant as set forth in the legend described immediately above.

                  Section 8. Warrant Transferable. Subject to the transfer
                             --------------------
conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal
                                    ----------
office of the Company.

                  Section 9. Warrant Exchangeable for Different
                             ----------------------------------
Denominations. This Warrant is exchangeable, upon the surrender hereof by
-------------
the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."
                           --------

                  Section 10. Replacement. Upon receipt of evidence
                              -----------
reasonably satisfactory to the Company (it being acknowledged by the Company that an affidavit of the Registered Holder is deemed to be reasonably satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such Warrant, the Company shall (at its expense, except for the cost of any lost security indemnity bond required, which shall be paid by the Registered Holder) execute and deliver in lieu of such Warrant a new Warrant of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated Warrant and dated the date of such lost, stolen, destroyed or mutilated Warrant.

                  Section 11. No Impairment.
                              -------------

                  The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action or agreement, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrants against dilution, exercise or other impairment.

                  Section 12. Notices. Except as otherwise expressly
                              -------
provided herein, all notices, demands and other communications given or delivered under this Warrant shall be in writing and shall be deemed to have been given (a) if sent by registered or certified mail in the United States, return receipt requested, upon actual receipt; (b) if sent by reputable overnight air courier (such as DHL or Federal Express), prepaid for overnight delivery, one Business Day after being so sent; (c) if sent by telecopy or facsimile transmission (and receipt is confirmed), when transmitted at or before 5:00 p.m. local time at the location of receipt on a Business Day, on such Business Day, and if received after 5:00 p.m. on a Business Day or on a day other than a Business Day, on the next following Business Day, but only if also sent by reputable overnight air courier within one Business Day following transmission; prepaid for overnight delivery, or (d) if otherwise actually personally delivered, when so delivered. Unless another address is specified in writing, notices, demands and communications to the Company shall be sent to its principal executive offices and to the Registered Holder shall be send to such holder's address as it appears in the records of the Company (unless otherwise indicated by such holder).

                  Section 13. Amendment and Waiver. Except as otherwise
                              --------------------
provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holder.

                  Section 14. Descriptive Headings; Governing Law. The
                              -----------------------------------
descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporation laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal law of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

                                 * * * * * *

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.

                                            FALCON PRODUCTS, INC.

                                            By
                                              ------------------------------
                                            Its
                                               -----------------------------

[Corporate Seal]

Attest:


-----------------------------
Title:
      -----------------------

                                                                   EXHIBIT I


                             EXERCISE AGREEMENT
                             ------------------

To:                                    Dated:

                  The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-____), hereby agrees to subscribe for the purchase of ______ shares of the Common Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

                                            Signature
                                                     -------------------------
                                            Address
                                                   ---------------------------

                                                                  EXHIBIT II

                                 ASSIGNMENT
                                 ----------

                  FOR VALUE RECEIVED, ______________________________ hereby
sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-_____) with respect to the number of shares of the Common Stock covered thereby set forth below, unto:

Names of Assignee             Address               No. of Shares
-----------------             -------               -------------




                                            Signature
                                                       ------------------------

                                                       ------------------------
                                            Witness
                                                       ------------------------